EX-13.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kelvin Fu Szeto, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The annual report on Form 20-F of ChineseWorldNet.com Inc. for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of ChineseWorldNet.com Inc.

Dated: April 30, 2012

/s/ Kelvin Fu Szeto
KELVIN FU SZETO
Chief Financial Officer and Chief Operating Officer